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                                                                     EXHIBIT 11

                                PG&E CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                                          YEAR ENDED DECEMBER 31,
(in millions, except per share amounts)                                              2003        2002 (1)     2001 (1)
                                                                                   ---------    ---------    ---------
Income from continuing operations                                                  $     791    $   1,723    $   1,021
Discontinued operations                                                                 (365)      (2,536)          69
                                                                                   ---------    ---------    ---------
Net income (loss) before cumulative effect of changes in accounting principles           426         (813)       1,090
Cumulative effect of changes in accounting principles                                     (6)         (61)           9
                                                                                   ---------    ---------    ---------
NET INCOME (LOSS)                                                                        420         (874)       1,099
Add income impact of assumed conversions:
   Interest expense on 9.5% Convertible Subordinated Notes, net of tax                    17            8            -
                                                                                   ---------    ---------    ---------
NET INCOME (LOSS) FOR DILUTED CALCULATIONS                                         $     437    $    (866)   $   1,099
                                                                                   =========    =========    =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC (2)                                    385          371          363
Add incremental shares from assumed conversions:
   Employee Stock Options, Restricted Stocks and PG&E Corporation shares held by
     grantor trusts                                                                        4            2            1
   PG&E Corporation Warrants                                                               5            2            -
   9.5% Convertible Subordinated Notes                                                    19            9            -
                                                                                   ---------    ---------    ---------
SHARES OUTSTANDING FOR DILUTED CALCULATIONS                                              413          384          364
                                                                                   =========    =========    =========
EARNINGS (LOSS) PER COMMON SHARE, BASIC
   Income from continuing operations                                               $    2.05    $    4.64    $    2.81
   Discontinued operations                                                             (0.94)       (6.84)        0.19
   Cumulative effect of changes in accounting principles                               (0.02)       (0.16)        0.02
   Rounding                                                                                -            -         0.01
                                                                                   ---------    ---------    ---------
   NET EARNINGS (LOSS)                                                             $    1.09    $   (2.36)   $    3.03
                                                                                   =========    =========    =========
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
   Income from continuing operations                                               $    1.96    $    4.50    $    2.80
   Discontinued operations                                                             (0.88)       (6.60)        0.19
   Cumulative effect of changes in accounting principles                               (0.02)       (0.16)        0.02
   Rounding                                                                                -            -         0.01
                                                                                   ---------    ---------    ---------
   NET EARNINGS (LOSS)                                                             $    1.06    $   (2.26)   $    3.02
                                                                                   =========    =========    =========

PG&E Corporation reflects the preferred dividends of its subsidiary as other expense for computation of both basic and diluted earnings per share.

(1) Prior period amounts of NEGT have been reclassified as discontinued operations.

(2) Weighted average common shares outstanding exclude shares held by a subsidiary of PG&E Corporation (23,815,500 shares at December 31, 2003, 2002 and
2001) and PG&E Corporation shares held by grantor trusts to secure deferred compensation obligations (281,985 shares at December 31, 2003, 2002 and 2001).

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